Exhibit C-1
Rule 24 Reporting Requirement No. 3


       Associate Companies Transferred to Prisma Energy International Inc.
            and its Subsidiaries During the Quarterly Periods Ending
                    September 30, 2004 and December 31, 2004

1.       Accroven SRL
2.       ACCROVEN SRL - Venezuelan Branch
3.       Bahia Las Minas Corp.
4.       Batangas Power Corp.
5.       Blackbird S.a.r.l.
6.       Bolivia Holdings Ltd.
7.       Chongju City Gas Co., Ltd.
8.       Chonnam City Gas Co., Ltd.
9.       Choongnam City Gas Co., Ltd.
10.      Compression Projects Finance Ltd.
11.      Daehan City Gas Co., Ltd.
12.      Daehan City Gas Engineering
13.      Duck Lake International, A.V.V.
14.      ECT Colombia Pipeline Holdings 2 Ltd.
15.      EI Puerto Rico Operations, Inc.
16.      EIE - Enron Investimientos Energeticos Ltda.
17.      Electricidad del Pacifico, S.A.
18.      ELEKTRO - Eletricidade e Servicos S.A.
19.      ELEKTRO Comercializadora de Energia Ltda.
20.      Elektrocieplownia Nowa Sarzyna Sp. z.o.o.
21.      Empresa Energetica Corinto Ltd.
22.      Empresa Energetica Corinto Ltd. - Nicaraguan Branch
23.      EN - Eletricidade do Brasil Ltda.
24.      Enron (Bolivia) C.V
25.      Enron (Bolivia) C.V - Bolivian Branch
26.      Enron America do Sul Ltda.
27.      Enron America do Sul Ltda. - Rio Branch
28.      Enron America do Sul Ltda. - Salvador Branch
29.      Enron Brazil Ltd.
30.      Enron Brazil Power Holdings II Ltd.
31.      Enron Brazil Power Holdings IV Ltd.
32.      Enron Brazil Power Holdings V Ltd.
33.      Enron Brazil Power Holdings X Ltd.
34.      Enron Brazil Power Investments II Ltd.
35.      Enron Brazil Power Investments V Ltd.
36.      Enron Brazil Power Investments X Ltd.
37.      Enron Brazil Services Ltd.
38.      Enron Caribe III Ltd.
39.      Enron Caribe VI Ltd.
40.      Enron de Nicaragua Ltd.


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Exhibit C-1
Rule 24 Reporting Requirement No. 3

41.      Enron Dominicana Ltd. Partnership
42.      Enron Dutch Investment No. 2
43.      Enron Electric Brazil Holdings Ltd.
44.      Enron Electric Brazil Ltd.
45.      Enron Electricidad de Nicaragua, S.A.
46.      Enron Europe Operations (Advisor) Limited
47.      Enron Europe Operations (Supervisor) Limited
48.      Enron Guatemala Holdings Ltd.
49.      Enron Industrial de Venezuela Ltd.
50.      Enron Internacional Panama, S.A.
51.      Enron International Americas LLC
52.      Enron International Bolivia Holdings Ltd.
53.      Enron International Korea Holdings Company Ltd.
54.      Enron International Korea LLC
55.      Enron Panama Management Services L.L.C.
56.      Enron Poland Investment B.V.
57.      Enron Poland Supervisory Company Sp. z.o.o.
58.      Enron Power Holdings (Turkey) B.V.
59.      Enron Power Holdings C.V.
60.      Enron Power Philippines Corp.
61.      Enron Reserve 6 B.V.
62.      Enron Reserve 7 B.V.
63.      Enron Servicios Guatemala, Limitada
64.      Enron Servicios Guatemala, Limitada - Sucursal El Salvador
65.      Enron Subic Power Corp.
66.      Enron Transportadora Holdings Ltd.
67.      Enron Transredes Services L.L.C.
68.      Enron Turkey Energy B.V.
69.      EPC - Empresa Paranaense Comercializadora Ltda.
70.      EPE - Empresa Produtora de Energia Ltda.
71.      EPE - Empresa Produtora de Energia Ltda. - Cuiaba/Mato Grosso Branch
72.      EPE Generation Holdings Ltd.
73.      EPE Holdings Ltd.
74.      EPE Investments Ltd.
75.      ETB - Energia Total do Brasil Ltda.
76.      Finven Financial Institution Limited
77.      Gas Transboliviano S.A.
78.      GasMat Holdings Ltd.
79.      GasMat Investments Ltd.
80.      GasOcidente do Mato Grosso Ltda.
81.      GasOriente Boliviano Ltda.
82.      Geracao Centro Oeste Ltda.
83.      Global Expat Services LLC
84.      Iksan City Gas Co., Ltd.
85.      Iksan Energy Co., Ltd.
86.      Java Investments Ltd.


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Exhibit C-1
Rule 24 Reporting Requirement No. 3

87.      Kangwon City Gas Co., Ltd.
88.      Kumi City Gas Co., Ltd.
89.      Mesquite Holdings B.V.
90.      Pacific Energy Financing Ltd.
91.      Pan Holdings Vencaribe Ltd.
92.      Pohang City Gas Co., Ltd.
93.      Poliwatt, Limitada
94.      Poliwatt, Limitada - Sucursal El Salvador
95.      PQP Limited
96.      Prisma Energy Luxembourg S.a.r.l.
97.      Promigas S.A. E.S.P.
98.      21 Promigas subsidiaries with varying ownership interest
99.      Puerto Quetzal Power Corp.
100.     Puerto Quetzal Power LLC
101.     Puerto Quetzal Power LLC - Guatemala Branch
102.     Pusan City Gas Co., Ltd.
103.     Pusan City Gas Development Co.
104.     SII Enerji ve Uretim Limited Sirketi
105.     SII Holdings 4 B.V.
106.     SK Gas Co., Ltd.
107.     SK-Enron Co., Ltd.
108.     PEI Accroven Services LLC
109.     Subic Power Corp.
110.     Terraco Investments Ltd.
111.     TR Holdings Ltda.
112.     Trakya Elektrik Uretim ve Ticaret A.S.
113.     Transborder Gas Services Ltd.
114.     Transportadora Brasileira Gasoduto Bolivia - Brasil S.A. - TBG
115.     Transredes - Transporte de Hidrocarburos S.A.
116.     Transredes do Brasil Ltda.
117.     V. Holdings Industries S.A.
118.     VENGAS, S.A.
119.     Wing International Ltd.
120.     Wing Turkey, LLC


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